UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            December 18, 2017

AMREP CORPORATION

(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2017, Lomas Encantadas Development Company LLC (“Borrower”), an indirect subsidiary of AMREP Corporation, entered into a Development Loan Agreement with BOKF, NA dba Bank of Albuquerque (“Lender”). The Development Loan Agreement is evidenced by a Non-Revolving Line of Credit Promissory Note, dated December 18, 2017, and is secured by a Mortgage, Security Agreement and Financing Statement, between Borrower and Lender, dated November 16, 2017, with respect to 343 planned residential lots within the Lomas Encantadas subdivision (the “Mortgaged Property”). Pursuant to a Guaranty Agreement, dated December 18, 2017, entered into by AMREP Southwest Inc. (“Guarantor”) in favor of Lender, Guarantor has guaranteed Borrower’s obligations under each of the above agreements. The Development Loan Agreement, Non-Revolving Line of Credit Promissory Note, Mortgage, Security Agreement and Financing Statement, Guaranty Agreement and other related transaction documents are collectively referred to as the “Loan Documentation.”

Pursuant to the Loan Documentation, Lender agrees to lend up to $4,750,000 to Borrower on a non-revolving line of credit basis to partially fund the development of the Mortgaged Property. Interest on the outstanding principal amount of the loan is payable monthly at the annual rate equal to the London Interbank Offered Rate for a thirty-day interest period plus a spread of 3.0%, adjusted monthly. Lender is required to release the lien of its mortgage on any lot included in the Mortgaged Property upon Borrower making a principal payment of $43,000 or $53,000 depending on the location of the lot. Borrower is required to make periodic principal repayments to the extent not previously paid as follows: $1,370,000 on or before August 18, 2019, $599,000 on or before November 18, 2019, $599,000 on or before February 18, 2020, $599,000 on or before May 18, 2020, $599,000 on or before August 18, 2020 and $599,000 on or before November 18, 2020. The outstanding principal amount of the loan may be prepaid at any time without penalty. The loan is scheduled to mature on December 18, 2021. Borrower incurred certain customary costs and expenses and paid certain fees to Lender in connection with the loan.

Borrower and Guarantor have made certain representations and warranties in the Loan Documentation and are required to comply with various covenants, reporting requirements and other customary requirements for similar loans. The Loan Documentation contains customary events of default for similar financing transactions, including: Borrower’s failure to make principal, interest or other payments when due; the failure of Borrower or Guarantor to observe or perform their respective covenants under the Loan Documentation; the representations and warranties of Borrower or the Guarantor being false; the insolvency or bankruptcy of Borrower or Guarantor; and the failure of Guarantor to maintain a tangible net worth of at least $35 million. Upon the occurrence and during the continuance of an event of default, Lender may declare the outstanding principal amount and all other obligations under the Loan Documentation immediately due and payable.

The foregoing description of the Loan Documentation is a summary only and is qualified in all respects by the provisions of the Loan Documentation; copies of the Development Loan Agreement, Non-Revolving Line of Credit Promissory Note, Mortgage, Security Agreement and Financing Statement, Guaranty Agreement are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Development Loan Agreement, dated as of December 18, 2017, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.

10.2	Non-Revolving Line of Credit Promissory Note, dated December 18, 2017, by Lomas Encantadas Development Company, LLC in favor of BOKF, NA dba Bank of Albuquerque.

10.3	Mortgage, Security Agreement and Financing Statement, dated as of November 16, 2017, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.

10.4	Guaranty Agreement, dated as of December 18, 2017, made by AMREP Southwest Inc. for the benefit of BOKF, NA dba Bank of Albuquerque.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: December 20, 2017	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Development Loan Agreement, dated as of December 18, 2017, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.

10.2	Non-Revolving Line of Credit Promissory Note, dated December 18, 2017, by Lomas Encantadas Development Company, LLC in favor of BOKF, NA dba Bank of Albuquerque.

10.3	Mortgage, Security Agreement and Financing Statement, dated as of November 16, 2017, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.

10.4	Guaranty Agreement, dated as of December 18, 2017, made by AMREP Southwest Inc. for the benefit of BOKF, NA dba Bank of Albuquerque.